SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2007

WASTE INDUSTRIES USA, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-31050	56-0954929
(Commission File Number)	(IRS Employer ID Number)

3301 Benson Drive, Suite 601, Raleigh, North Carolina 27609

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 325-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 23, 2007, Waste Industries USA, Inc. issued a press release announcing that a group of investors led by Lonnie C. Poole, Jr., Waste Industries’ founder and Chairman, and Jim W. Perry, Waste Industries’ President and Chief Executive Officer, both principal shareholders of Waste Industries has proposed to acquire all of the remaining outstanding shares of common stock of Waste Industries for $36.75 per share in cash.

Waste Industries’ board of directors has appointed a special committee composed solely of independent directors to consider the proposal. The special committee has engaged JP Morgan Securities Inc. as its independent financial advisor to assist it with its assessment of their offer.

A copy of the press release is attached hereto as an exhibit and incorporated herein by reference. The proposal letter to the Waste Industries board of directors also is attached hereto as an exhibit.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated October 23, 2007.

99.2	Proposal letter dated October 22, 2007 from Lonnie C. Poole, Jr. and members of his family, Jim W. Perry, Macquarie Infrastructure Partners, Inc. and GS Direct, LLC to the Special Committee of the Board of Directors of Waste Industries USA, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WASTE INDUSTRIES USA, INC.
Date: October 23, 2007
/s/ D. Stephen Grissom
D. Stephen Grissom
Chief Financial Officer

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